UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2009

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-3522	PENNSYLVANIA ELECTRIC COMPANY	25-0718085
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2009, Pennsylvania Electric Company (Penelec) issued and sold $250,000,000 aggregate principal amount of its 5.20% Senior Notes due 2020 (2020 Notes) and $250,000,000 aggregate principal amount of its 6.15% Senior Notes due 2038 (2038 Notes) pursuant to the terms of an Underwriting Agreement, dated September 28, 2009, among Penelec and Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters listed on Schedule I thereto.  The Senior Notes are registered under Penelec’s automatic shelf registration statement on Form S-3 (SEC File No. 333-153608-01), which was filed and became effective on September 22, 2008.

The 2020 Notes will mature on April 1, 2020, and bear interest at the rate of 5.20% per annum payable on April 1 and October 1 in each year beginning on April 1, 2010, until maturity.  The 2038 Notes will mature on October 1, 2038, and bear interest at the rate of 6.15% per annum payable on April 1 and October 1 in each year beginning on April 1, 2010, until maturity.

The Senior Notes of each series will be redeemable as a whole or in part, at Penelec’s option, at any time, at a redemption price equal to the greater of: (i) 100% of the principal amount of such Senior Notes being redeemed or (ii) a make-whole price calculated by reference to the present value of the then-remaining scheduled principal and interest payments discounted at a rate derived from the then current yield on U.S. Treasury securities of comparable maturity plus the applicable make-whole redemption spread specified in the applicable form of the Senior Notes, plus, in each case, accrued and unpaid interest to the redemption date.

Penelec intends to use the net proceeds to repay short-term debt.

The terms of the Senior Notes of each series were established in a Company Order, dated as of September 30, 2009, supplementing the Indenture, dated April 1, 1999, as amended, between Penelec and The Bank of New York Mellon, as Successor Trustee (Indenture), a copy of which is filed as Exhibit 4.1 under Item 9.01 hereof.

On October 1, 2009, Penelec and The Bank of New York Mellon entered into a Supplemental Indenture No. 2 to remove a provision requiring the Trustee’s principal place of business to be in New York, New York.  Furthermore, pursuant to a written agreement among Penelec, The Bank of New York Mellon and The Bank of New York Mellon Trust Company, N.A., The Bank of New York Mellon Trust Company, N.A. will succeed The Bank of New York Mellon as successor trustee for all of Penelec’s currently outstanding series of senior notes issued under the Indenture.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of September 28, 2009, among Pennsylvania Electric Company and Banc of America Securities LLC, Citigroup Global Markets Inc, J.P. Morgan Securities Inc. and Wells Fargo Securities LLC, as representatives of the Underwriters named in Schedule I to the Underwriting Agreement

4.1	Company Order, dated as of September 30, 2009
4.2	Form of 5.20% Senior Notes due 2020 (contained in Exhibit 4.1 hereto)
4.3	Form of 6.15% Senior Notes due 2038 (contained in Exhibit 4.1 hereto)
4.4
Supplemental Indenture No. 2, dated as of October 1, 2009, to the Indenture dated as of April 1, 2009, as amended, between Pennsylvania Electric Company and The Bank of New York Mellon, as successor trustee

4.5
Agreement of Resignation, Appointment and Acceptance among The Bank of New York Mellon, as Resigning Trustee, The Bank of New York Mellon Trust Company, N.A., as Successor Trustee and Pennsylvania Electric Company, dated October 1, 2009

5.1	Opinion of Associate General Counsel Wendy E. Stark, Esq. relating to the Senior Notes
5.2	Opinion of Akin Gump Strauss Hauer & Feld LLP relating to the Senior Notes
23.1	Consent of Wendy E. Stark, Esq. (contained in Exhibit 5.1 hereto)
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.2 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 2009

PENNSYLVANIA ELECTRIC COMPANY
Registrant

By: /s/ Harvey L. Wagner
Harvey L. Wagner
Vice President and Controller